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                                                              EXHIBIT 3(i).1.(c)


                          CERTIFICATE OF DESIGNATIONS

                                      OF

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                      OF

                            WILD OATS MARKETS, INC.


         Pursuant to Section 151 of the Delaware General Corporation Law, the undersigned authorized officer of Wild Oats Markets, Inc., certifies that the Board of Directors of Wild Oats Markets, Inc., adopted the following resolution at a meeting duly called and held on May 4, 1998:

         "BE IT RESOLVED, that pursuant to the authority expressly granted by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby creates and authorizes the issuance of a series of preferred stock, par value $.001 per share of the Corporation, and hereby fixes the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         Section 1.  Designation and Amount.  The shares of such series (the
                     ----------------------
"Series A Stock") shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 20,000.

         Section 2.  Dividends and Distributions.
                     ---------------------------

         (A) Subject to the prior and superior rights of the holders of any series of Preferred Stock ranking prior and superior to the Series A Stock with respect to dividends, the holders of Series A Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, quarterly dividends payable in cash on the first day of March, June, September, and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) the product of the Adjustment Number (defined below) multiplied by the aggregate per share amount of all cash dividends, and the Adjustment Number multiplied by the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the common stock, par value $.001 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Stock. As used herein, the "Adjustment Number" shall initially be 100, but if the Corporation at any time after May 4, 1998 (the "Declaration Date") (i) declares any dividend on Common Stock payable in

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shares of Common Stock, (ii) subdivides the outstanding Common Stock, or (iii)
combines the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number immediately after such event shall equal the Adjustment Number immediately before such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, if the total dividends declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date is less than $.01 per share, a dividend equal $1.00 per share on the Series A Stock, minus an amount per share equal to the dividends already paid on the Series A Stock during such period, shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3.  Voting Rights.  The holders of the Series A Stock shall
                     -------------
have the following voting rights:

         (A) Each share of Series A Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on each matter submitted to a vote of the stockholders of the Corporation.

         (B) Except as otherwise provided herein or by law, the holders of Series A Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends on the shares of the Series A Stock shall exist, the number of directors constituting the Board of Directors shall be increased by two, and the holders of Series A

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Stock (whether or not the holders of the Series A Stock would be entitled to vote for the election of Directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class, to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Series A Stock. Each director elected by the holders of shares of Series A Stock (herein called a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Series A Stock, voting together as a single class, at a meeting of the stockholders, or of the holders of shares of Series A Stock, called for that purpose. So long as a default in any preference dividends on the Series A Stock shall exist, (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the corporation and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Series A Stock, voting together as a single class, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of Directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends on the Series A Stock" shall be deemed to have occurred whenever the amount of accrued dividends upon the Series A Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Series A Stock shall have been paid, or declared and set aside for payment, to the end of the last preceding quarterly dividend.

         (D) Except as set forth herein, holders of Series A Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  Certain Restrictions.
                     --------------------

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Stock outstanding have been paid in full, the Corporation shall not

             (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Stock;

             (ii) declare or pay dividends or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock, except dividends paid ratably on the Series A Stock and all such parity stock on

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which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

             (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Stock;

             (iv) purchase or otherwise acquire for consideration any shares of Series A Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5.  Re-acquired Shares.  Any shares of Series A Stock purchased
                     ------------------
or otherwise acquired by the Corporation in any manner shall be retired and canceled promptly after such acquisition. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6.  Liquidation, Dissolution or Winding Up.
                     --------------------------------------

         (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Stock unless, prior thereto, the holders of Series A Stock have received, for each such share, a number of dollars equal to the Adjustment Number, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of Series A Stock unless, prior thereto, the holders of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Stock and Common Stock, respectively, holders of Series A Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed to them in the ratio of

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the Adjustment Number to one with respect to such Preferred Stock and Common
Stock, on a per share basis, respectively.

         (B) If there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, that rank on a parity with the Series A Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. If thereafter there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock (subject to the rights of any Preferred Stock other than the Series A Stock).

         Section 7.  Consolidation, Merger, etc.  If the Corporation enters into
                     --------------------------
any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in each such case the Series A Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

         Section 8.  No Redemption.  The Series A Stock shall not be redeemable.
                     -------------

         Section 9.  Ranking.  The Series A Stock shall rank junior to all other
                     -------
series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series provide otherwise.

         Section 10. Amendment.  Whenever any Series A Stock is outstanding,
                     ---------
the Certificate of Incorporation of the Corporation shall not be amended in any manner that would materially adversely affect the powers, preferences or special rights of the Series A Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series A Stock, voting separately as a class.

         Section 11. Fractional Shares.  Series A Stock may be issued in
                     -----------------
fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Stock.

                             WILD OATS MARKETS, INC.



                             By: /s/  Freya R. Brier
                                 -----------------------------------------------
                             Name:  Freya R. Brier
                             Title: General Counsel (Authorized Officer)

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